Assured Guaranty Ltd. Reports Results for Third Quarter 2019

GAAP Highlights - Third Quarter 2019

•	Net income of $69 million, or $0.70 per diluted share

•	Gross written premiums of $69 million

•	Shareholders’ equity per share of $68.94, a record high
Non-GAAP Highlights1 - Third Quarter 2019

•	Non-GAAP operating income[1] of $77 million, or $0.79 per diluted share

•	PVP[1] of $81 million

•	Non-GAAP operating shareholders’ equity[1] per share of $64.48, a record high

•	Non-GAAP adjusted book value[1] per share of $90.18, a record high
Share Repurchases

•	Common share repurchases of $150 million, or 3.4 million shares in third quarter 2019

Hamilton, Bermuda, November 7, 2019 -- Assured Guaranty Ltd. (NYSE: AGO) (AGL and, together with its consolidated entities, Assured Guaranty or the Company) announced today its financial results for the three-month period ended September 30, 2019 (third quarter 2019).

“The third quarter of 2019 was Assured Guaranty’s best third quarter for new business production since 2010, with each of our three financial guaranty businesses - U.S. public finance, international infrastructure and global structured finance - producing substantial PVP,” said Dominic Frederico, President and CEO of Assured Guaranty. “We continued our share repurchase program and, on October 1, completed a major step to diversify our opportunities and revenue sources by expanding into the asset management field.  By completing our acquisition of BlueMountain Capital Management, we now have an asset management platform to provide a fee-based revenue source to complement our risk-based premium revenues while lowering the relative amount of capital at risk.”

1 Please see “Explanation of Non-GAAP Financial Measures.” When a financial measure is described as "operating," it is a non-GAAP financial measure.

Summary Financial Results
(in millions, except per share amounts)

	Quarter Ended
	September 30,
	2019	2018

GAAP Highlights
Net income	$69	$161
Net income per diluted share	0.70	1.47
Weighted average diluted shares	98.9	109.3
Gross written premiums (GWP)	69	50

Non-GAAP Highlights(1)
Non-GAAP operating income(1)	77	161
Gain (loss) related to the effect of consolidating financial guaranty variable interest entities (FG VIE consolidation) included in non-GAAP operating income	(2)	(2)
Non-GAAP operating income(1) per diluted share	0.79	1.47
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	(0.01)	(0.02)
Present value of new business production (PVP)(1)	81	52
Gross par written	4,909	3,001

	As of
	September 30, 2019		December 31, 2018
	Amount	Per Share	Amount	Per Share

Shareholders' equity	$6,652	$68.94	$6,555	$63.23
Non-GAAP operating shareholders' equity (1)	6,222	64.48	6,342	61.17
Non-GAAP adjusted book value (1)	8,702	90.18	8,922	86.06
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	12	0.12	3	0.03
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value	—	—	(15)	(0.15)

Common shares outstanding	96.5		103.7
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

Third Quarter Results

GAAP Financial Information

Net income for third quarter 2019 was $69 million, compared with $161 million for the three-month period ended September 30, 2018 (third quarter 2018). Third quarter 2018 net income included a $31 million pretax gain related to the Company's minority interest in the parent company of TMC Bonds LLC, which it sold in third quarter 2018. In addition, third quarter 2019 net income was lower than third quarter 2018 due to lower net earned premiums, lower fair value gains on credit derivatives, higher loss and loss adjustment expenses (LAE), higher fair value losses on committed capital securities (CCS) and a higher effective tax rate, as described below.

•
Net earned premiums were $123 million in third quarter 2019, compared with $142 million in third quarter 2018. The decline in net earned premiums was consistent with the Company's reduced insurance portfolio. Accelerations of net earned premiums due to refundings and terminations were $37 million in third quarter 2019, compared with $40 million in third quarter 2018.

•
Fair value gains on credit derivatives were $5 million in third quarter 2019, primarily due to price improvements on the underlying collateral of certain public finance transactions, partially offset by losses on certain structured finance transactions. Fair value gains on credit derivatives were $21 million in third quarter 2018 which were primarily attributable to price improvements on the underlying collateral. Except for credit impairment, the fair value adjustments on credit derivatives in the insured portfolio are non-economic adjustments that reverse to zero over the remaining term of that portfolio.

•
Loss and LAE was $30 million in third quarter 2019, compared with $17 million in third quarter 2018. In both periods, loss and LAE mainly consisted of loss development on Puerto Rico exposures, partially offset by a benefit in United States (U.S.) residential mortgage-backed securities (RMBS) transactions.

•
Fair value losses on CCS recorded in other income of $14 million in third quarter 2019 were primarily due to a tightening in market spreads during the quarter. Fair value losses on CCS were $1 million in third quarter 2018.

•
The effective tax rate in third quarter 2019 was 19%, compared with 8% in third quarter 2018. The effective tax rate fluctuates from period to period based on the proportion of income in different tax jurisdictions.

These decreases were offset in part by realized gains in third quarter 2019, as described below.

•
Realized gains on the investment portfolio were $16 million in third quarter 2019, primarily attributable to the sale of Puerto Rico Sales Tax Financing Corporation Exchange Senior Bonds, compared with realized losses in third quarter 2018 of $7 million, which were mainly attributable to other-than-temporary impairments.

Condensed Consolidated Statements of Operations (unaudited)
(in millions)

	Quarter Ended
	September 30,
	2019	2018
Revenues:
Net earned premiums	$123	$142
Net investment income	88	99
Net realized investment gains (losses)	16	(7)
Net change in fair value of credit derivatives	5	21
Fair value gains (losses) on FG VIEs	4	5
Foreign exchange gain (loss) on remeasurement	(21)	(9)
Fair value gains (losses) on equity investments	—	32
Loss on extinguishment of debt	—	(9)
Other income (loss)	(9)	1
Total revenues	206	275
Expenses:
Loss and LAE	30	17
Amortization of deferred acquisition costs	3	3
Interest expense	22	23
Other operating expenses	65	56
Total expenses	120	99
Income (loss) before income taxes and equity in net earnings of investees	86	176
Equity in net earnings of investees	—	(1)
Income (loss) before income taxes	86	175
Provision (benefit) for income taxes	17	14
Net income (loss)	$69	$161

Economic Loss Development

Total economic loss development was $25 million in third quarter 2019, which primarily consisted of increased U.S. public finance losses for certain Puerto Rico exposures, partially offset by a benefit in U.S. RMBS. The economic benefit for first lien U.S. RMBS was $27 million in third quarter 2019, primarily attributable to higher excess spread on certain transactions supported by large portions of fixed rate assets with insured floating rate debt linked to London Interbank Offered Rate, which decreased in third quarter 2019. The economic benefit in second lien U.S. RMBS was $13 million in third quarter 2019, primarily attributable to improved performance of the underlying collateral. The economic development attributable to changes in discount rates was a loss of $1 million in third quarter 2019.

Roll Forward of Net Expected Loss to be Paid (1)
(in millions)

	Net Expected Loss to be Paid (Recovered) as of June 30, 2019	Economic Loss Development/ (Benefit)	Losses (Paid)/ Recovered	Net Expected Loss to be Paid (Recovered) as of September 30, 2019

Public finance	$772	$55	$(279)	$548
U.S. RMBS	162	(40)	13	135
Other structured finance	26	10	(1)	35
Total	$960	$25	$(267)	$718
________________________________________________

(1)
Economic loss development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. Economic loss development is the principal measure that the Company uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under accounting principles generally accepted in the United States of America (GAAP).

Non-GAAP Operating Income

Non-GAAP operating income was $77 million in third quarter 2019, compared with $161 million in third quarter 2018. Similar to net income results, non-GAAP operating income decreased mainly due to a non-recurring gain in third quarter 2018 on its TMC Bonds LLC investment, as well as higher losses, lower net earned premiums and a higher effective tax rate in third quarter 2019.

New Business Production

GWP relates to both financial guaranty insurance and non-financial guaranty insurance contracts. Financial guaranty GWP includes amounts collected upfront on new business written, the present value of future premiums on new business written (discounted at risk free rates), as well as the effects of changes in the estimated lives of transactions in the inforce book of business. Non-financial guaranty GWP is recorded as premiums are received.

Non-GAAP PVP includes amounts collected upfront and estimated future installments on all new business at the time of issuance, discounted at 6% for all contracts, whether in insurance or credit derivative form.

New Business Production
(in millions)

	Quarter Ended September 30,
	2019			2018
	GWP	PVP (1)	Gross Par Written (1)	GWP	PVP (1)	Gross Par Written (1)

Public finance - U.S.	$46	$46	$4,212	$24	$33	$2,338
Public finance - non - U.S.	20	13	237	17	12	189
Structured finance - U.S.	2	19	438	9	7	473
Structured finance - non-U.S.	1	3	22	—	—	1
Total	$69	$81	$4,909	$50	$52	$3,001
________________________________________________

(1)	PVP and Gross Par Written in the table above are based on "close date," when the transaction settles. Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

GWP increased $19 million in third quarter 2019, compared with third quarter 2018, primarily due to a large U.S. public finance healthcare transaction in third quarter 2019. PVP also increased by $29 million in third quarter 2019, compared with third quarter 2018, primarily due to that large U.S. public finance healthcare transaction, as well as a committed insurance reserve financing transaction in the U.S. structured finance sector. In third quarter 2019, Assured Guaranty once again guaranteed the majority of the insured U.S. public finance par issued and maintained an average rating on new business of A-, based on par.

In third quarter 2019, the Company guaranteed a debt financing for the construction of university student accommodation in the United Kingdom. This is the sixteenth consecutive quarter the Company generated non-U.S. GWP and PVP.

Common Share Repurchases

Summary of Share Repurchases
(in millions, except per share amounts)

	Amount	Number of Shares	Average Price Per Share

2019 (January 1 - March 31)	$79.4	1.91	$41.62
2019 (April 1 - June 30)	110.6	2.52	43.89
2019 (July 1 - September 30)	150.0	3.40	44.11
2019 (October 1 - November 7)	58.7	1.28	45.98
Total 2019	$398.7	9.11	$43.79

From 2013 through November 7, 2019, the Company repurchased a total of 103.7 million common shares at an average price of $30.05, representing approximately 53% of the total shares outstanding when the repurchase program began in 2013. The remaining authorization to purchase common shares as of November 7, 2019 was $299 million. These repurchases can be made from time to time in the open market or in privately negotiated transactions.

As in the past, the Company's execution of its capital management strategy is contingent upon its available free cash and the capital position of the parent company, market conditions, the maintenance of its strong financial strength ratings and other factors. The repurchase program may be modified, extended or terminated by the Board of Directors at any time. It does not have an expiration date.

Condensed Consolidated Balance Sheets (unaudited)
(in millions)

	As of
	September 30, 2019	December 31, 2018
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$9,277	$10,089
Short-term investments, at fair value	1,142	729
Other invested assets	57	55
Total investment portfolio	10,476	10,873
Cash	229	104
Premiums receivable, net of commissions payable	844	904
Deferred acquisition costs	107	105
Salvage and subrogation recoverable	725	490
FG VIEs' assets, at fair value	469	569
Other assets	517	558
Total assets	$13,367	$13,603
Liabilities and shareholders' equity
Liabilities
Unearned premium reserve	$3,334	$3,512
Loss and LAE reserve	1,007	1,177
Long-term debt	1,234	1,233
Credit derivative liabilities	214	209
FG VIEs' liabilities with recourse, at fair value	388	517
FG VIEs' liabilities without recourse, at fair value	105	102
Other liabilities	433	298
Total liabilities	6,715	7,048
Shareholders' equity
Common stock	1	1
Additional paid-in capital	—	86
Retained earnings	6,331	6,374
Accumulated other comprehensive income	319	93
Deferred equity compensation	1	1
Total shareholders' equity	6,652	6,555
Total liabilities and shareholders' equity	$13,367	$13,603

Explanation of Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures, along with the effect of FG VIE consolidation, provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company. However, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. Management and the Board of Directors use non-GAAP financial measures adjusted to remove FG VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses these core financial measures in its decision making process and in its calculation of certain components of management compensation. Wherever possible, the Company has separately disclosed the effect of FG VIE consolidation.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted to remove the effect of FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted to remove the effect of FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Non-GAAP operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) non-GAAP operating income, adjusted to remove the effect of FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted to remove the effect of FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted to remove the effect of FG VIE consolidation, and (4) PVP.

The following paragraphs and tables define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented below.

Non-GAAP Operating Income

Management believes that non-GAAP operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts non-GAAP operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Non-GAAP operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2) Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Summary Reconciliation of
GAAP Net Income to Non-GAAP Operating Income
(in millions, except per share amounts)

	Quarter Ended September 30,
	2019		2018
	Total	Per Diluted Share	Total	Per Diluted Share

Net income (loss)	$69	$0.70	$161	$1.47
Less pre-tax adjustments:
Realized gains (losses) on investments	16	0.16	(7)	(0.07)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	11	0.11	17	0.16
Fair value gains (losses) on CCS	(14)	(0.14)	(1)	(0.01)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(20)	(0.20)	(8)	(0.07)
Total pre-tax adjustments	(7)	(0.07)	1	0.01
Less tax effect on pre-tax adjustments	(1)	(0.02)	(1)	(0.01)
Non-GAAP operating income	$77	$0.79	$161	$1.47

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income	$(2)	$(0.01)	$(2)	$(0.02)

Non-GAAP Operating Income Adjustments and
Effect of FG VIE Consolidation
(in millions)

	Quarter Ended		Quarter Ended
	September 30, 2019		September 30, 2018
	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(2)	$—	$(3)
Net investment income	—	(1)	—	(1)
Net realized investment gains (losses)	16	—	(7)	—
Net change in fair value of credit derivatives	1	—	16	—
Fair value gains (losses) on FG VIEs	—	4	—	5
Foreign exchange gain (loss) on remeasurement	(20)	—	(8)	—
Other income (loss)	(14)	—	(1)	—
Total revenue adjustments	(17)	1	—	1
Adjustments to expenses:
Loss expense	(10)	3	(1)	3
Total expense adjustments	(10)	3	(1)	3
Pre-tax adjustments	(7)	(2)	1	(2)
Tax effect of adjustments	1	—	1	—
After-tax adjustments	$(8)	$(2)	$—	$(2)
________________________________________________

(1)
The "Non-GAAP Operating Income Adjustments" column represents the amounts recorded in the condensed consolidated statements of operations that the Company removes to arrive at non-GAAP operating income.

(2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the condensed consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process.

Non-GAAP Operating Shareholders’ Equity and Non-GAAP Adjusted Book Value

Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS, that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2) Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that non-GAAP adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the net present value of estimated net future revenue. See below.

3) Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Reconciliation of GAAP Shareholders' Equity to
Non-GAAP Operating Shareholders' Equity and Non-GAAP Adjusted Book Value
(in millions, except per share amounts)

	As of
	September 30, 2019		December 31, 2018
	Total	Per Share	Total	Per Share

Shareholders' equity	$6,652	$68.94	$6,555	$63.23
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(74)	(0.77)	(45)	(0.44)
Fair value gains (losses) on CCS	70	0.72	74	0.72
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	529	5.48	247	2.39
Less taxes	(95)	(0.97)	(63)	(0.61)
Non-GAAP operating shareholders' equity	6,222	64.48	6,342	61.17
Pre-tax adjustments:
Less: Deferred acquisition costs	107	1.11	105	1.01
Plus: Net present value of estimated net future revenue	195	2.02	204	1.96
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,892	29.98	3,005	28.98
Plus taxes	(500)	(5.19)	(524)	(5.04)
Non-GAAP adjusted book value	$8,702	$90.18	$8,922	$86.06

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	$12	$0.12	$3	$0.03
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value	$—	$—	$(15)	$(0.15)

Shares outstanding at the end of the period	96.5		103.7

Net Present Value of Estimated Net Future Revenue

Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue for contracts other than financial guaranty insurance contracts (such as non-financial guaranty insurance contracts and credit derivatives). There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from these contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production

Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of GWP to PVP
(in millions)

	Quarter Ended
	September 30, 2019
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$46	$20	$2	$1	$69
Less: Installment GWP and other GAAP adjustments(1)	—	20	2	(1)	21
Upfront GWP	46	—	—	2	48
Plus: Installment premium PVP(2)	—	13	19	1	33
PVP	$46	$13	$19	$3	$81

	Quarter Ended
	September 30, 2018
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$24	$17	$9	$—	$50
Less: Installment GWP and other GAAP adjustments(1)	(9)	17	4	—	12
Upfront GWP	33	—	5	—	38
Plus: Installment premium PVP	—	12	2	—	14
PVP	$33	$12	$7	$—	$52
________________________________________________

(1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

(2)	Includes PVP of a committed insurance reserve financing transaction in third quarter 2019.

Conference Call and Webcast Information

The Company will host a conference call for investors at 8:00 a.m. Eastern Time (9:00 a.m. Atlantic Time) on Friday, November 8, 2019. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at AssuredGuaranty.com or by dialing 1-877-281-1545 (in the U.S.) or 1-412-902-6609 (International). A replay of the call will be made available through February 7, 2020. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International), passcode 10135928. The replay will be available one hour after the conference call ends.

Please refer to Assured Guaranty's September 30, 2019 Financial Supplement, which is posted on the Company's website at assuredguaranty.com/agldata, for more information on the Company's financial guaranty portfolio, investment portfolio and other items. The Company is also posting on the same page of its website:

•	“Public Finance Transactions in 3Q 2019,” which lists the U.S. public finance new issues insured by the Company in third quarter 2019, and

•	“Structured Finance Transactions at September 30, 2019,” which lists the Company's structured finance exposure as of that date.

In addition, the Company is posting at assuredguaranty.com/presentations the “September 30, 2019 Equity Investor Presentation.” Furthermore, the Company's separate-company subsidiary financial supplements and its Fixed Income Presentation for the current quarter will be posted on the Company's website when available. Those documents will be furnished to the Securities and Exchange Commission in a Current Report on Form 8-K.

# # #

Assured Guaranty Ltd. is a publicly traded (NYSE: AGO), Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets and, as of October 1, 2019, asset management services. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's calculations of non-GAAP adjusted book value, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance;
rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; developments in the world’s financial and capital markets that adversely affect obligors’ payment rates or Assured Guaranty’s loss experience; the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; increased competition, including from new entrants into the financial guaranty industry; rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty's investment portfolio and in collateral posted by and to Assured Guaranty; the inability of Assured Guaranty to access external sources of capital on acceptable terms; changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its contracts written in credit default swap form, and variable interest entities; changes in applicable accounting policies or practices; changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; the impact of Assured Guaranty's acquisition (BlueMountain Acquisition) of all of the outstanding equity interests in BlueMountain Capital Management, LLC (BlueMountain) and its associated entities on the Company and its relationships with its investors, regulators, rating agencies, employees and the obligors it insures and on the business of BlueMountain and its relationships with its clients and employees; the failure of Assured Guaranty to successfully integrate the business of BlueMountain; the possibility that acquisitions made by Assured Guaranty, including its BlueMountain Acquisition, do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments in BlueMountain-managed funds, collateralized loan obligations and separately managed accounts, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; difficulties with the execution of Assured Guaranty’s business strategy; loss of key personnel; the effects of mergers, acquisitions and divestitures; natural or man-made catastrophes; other risk factors identified in AGL's filings with the U.S. Securities and Exchange Commission; other risks and uncertainties that have not been identified at this time; and management’s response to these factors. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of November 7, 2019, and Assured Guaranty undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact Information

Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@agltd.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@agltd.com